TERMS SUPPLEMENT NO. 11 dated July 2, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 433 Registration Statement No. 333-140456

$[    ●    ]27.25% Reverse Convertible Notes Linked to Flamel Technologies S.A., due October 30, 2007
$[    ●    ]40.10% Reverse Convertible Notes Linked to Force Protection, Inc., due October 30, 2007
$[    ●    ]22.40% Reverse Convertible Notes Linked to JA Solar Holdings Co., Ltd., due October 30, 2007
$[    ●    ]20.25% Reverse Convertible Notes Linked to Jones Soda Co., due October 30, 2007
$[    ●    ] 17.35% Reverse Convertible Notes Linked to NutriSystem, Inc., due October 30, 2007
$[    ●    ]25.25% Reverse Convertible Notes Linked to OmniVision Technologies, Inc., due October 30, 2007
$[    ●    ]23.30% Reverse Convertible Notes Linked to Overstock.com, Inc., due October 30, 2007
$[    ●    ]14.75% Reverse Convertible Notes Linked to AirTran Holdings, Inc., due January 30, 2008
$[    ●    ]11.70% Reverse Convertible Notes Linked to Boston Scientific Corporation, due January 30, 2008
$[    ●    ]13.05% Reverse Convertible Notes Linked to Focus Media Holding Limited, due January 30, 2008
$[    ●    ]14.00% Reverse Convertible Notes Linked to Frontier Oil Corporation, due January 30, 2008
$[    ●    ]14.45% Reverse Convertible Notes Linked to Hansen Natural Corporation, due January 30, 2008
$[    ●    ]12.65% Reverse Convertible Notes Linked to NYSE Euronext, due January 30, 2008
$[    ●    ]17.30% Reverse Convertible Notes Linked to Rambus Inc., due January 30, 2008
$[    ●    ]15.35% Reverse Convertible Notes Linked to Red Hat, Inc., due January 30, 2008
$[    ●    ]19.00% Reverse Convertible Notes Linked to ValueClick, Inc., due January 30, 2008
$[    ●    ]18.25% Reverse Convertible Notes Linked to XM Satellite Radio Holdings Inc., due January 30, 2008
$[    ●    ]10.65% Reverse Convertible Notes Linked to Corning Incorporated, due July 30, 2008
$[    ●    ]11.10% Reverse Convertible Notes Linked to iShares® MSCI® Emerging Markets Indexsm Fund, due July 30, 2008
$[    ●    ]11.10% Reverse Convertible Notes Linked to Peabody Energy Corporation, due July 30, 2008
$[    ●    ]13.15% Reverse Convertible Notes Linked to Western Refining, Inc., due July 30, 2008

Offering Information

Issuer:	Eksportfinans ASA

Issuer rating:	Aaa (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, New York 10019

Agent acting in the capacity as:	Principal

Offerings:	This terms supplement relates to 21 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This terms supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Aggregate face amount:	For the notes linked to Flamel Technologies S.A., $[ ● ]. For the notes linked to Force Protection, Inc., $[ ● ]. For the notes linked to JA Solar Holdings Co., Ltd., $[ ● ]. For the notes linked to Jones Soda Co., $[ ● ]. For the notes linked to NutriSystem, Inc., $[ ● ]. For the notes linked to OmniVision Technologies, Inc., $[ ● ]. For the notes linked to Overstock.com, Inc., $[ ● ]. For the notes linked to AirTran Holdings, Inc., $[ ● ]. For the notes linked to Boston Scientific Corporation, $[ ● ]. For the notes linked to Focus Media Holding Limited, $[ ● ]. For the notes linked to Frontier Oil Corporation, $[ ● ]. For the notes linked to Hansen Natural Corporation, $[ ● ]. For the notes linked to NYSE Euronext, $[ ● ]. For the notes linked to Rambus Inc., $[ ● ]. For the notes linked to Red Hat, Inc., $[ ● ]. For the notes linked to ValueClick, Inc., $[ ● ]. For the notes linked to XM Satellite Radio Holdings Inc., $[ ● ]. For the notes linked to Corning Incorporated, $[ ● ]. For the notes linked to iShares® MSCI®Emerging Markets Indexsm Fund, $[ ● ]. For the notes linked to Peabody Energy Corporation, $[ ● ]. For the notes linked to Western Refining, Inc., $[ ● ].

Investing in any one or more of these notes involves a number of risks. See “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Notes linked to Flamel Technologies S.A.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Force Protection, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to JA Solar Holdings Co., Ltd.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Jones Soda Co.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to NutriSystem, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to OmniVision Technologies, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Overstock.com, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to AirTran Holdings, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Boston Scientific Corporation	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Focus Media Holding Limited	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Frontier Oil Corporation	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Hansen Natural Corporation	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to NYSE Euronext	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Rambus, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Red Hat, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to ValueClick, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to XM Satellite Radio Holdings Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Corning Incorporated	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to iShares® MSCI® Emerging Markets Indexsm Fund	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Peabody Energy Corporation	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

Notes linked to Western Refining, Inc.	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[●]	$	[●]*	$	[●]
Total:	$	[●]	$	[●]*	$	[●]

*	See “Supplemental plan of distribution” below.

Natixis Securities North America Inc.

Key Terms of the Notes

Reference Shares:	The Reference Share for each note offering will be the common stock of the issuers as set forth in the table below.

Reference Share		Relevant	Ticker
(for each of the note offering)	ISIN	Exchange	Symbol

Flamel Technologies S.A.	US3384881096	NASDAQ	FLML
Force Protection, Inc.	US3452032028	NASDAQ	FRPT
JA Solar Holdings Co., Ltd.	US4660901079	NASDAQ	JASO
Jones Soda Co.	US48023P1066	NASDAQ	JSDA
NutriSystem, Inc.	US67069D1081	NASDAQ	NTRI
OmniVision Technologies, Inc.	US6821281036	NASDAQ	OVTI
Overstock.com, Inc.	US6903701018	NASDAQ	OSTK
AirTran Holdings, Inc.	US00949P1084	NYSE	AAI
Boston Scientific Corporation	US1011371077	NYSE	BSX
Focus Media Holding Limited	US34415V1098	NASDAQ	FMCN
Frontier Oil Corporation	US35914P1057	NYSE	FTO
Hansen Natural Corporation	US4113101053	NASDAQ	HANS
NYSE Euronext	US6294911010	NYSE	NYX
Rambus Inc.	US7509171069	NASDAQ	RMBS
Red Hat, Inc.	US7565771026	NYSE	RHT
ValueClick, Inc.	US92046N1028	NASDAQ	VCLK
XM Satellite Radio Holdings Inc.	US9837591018	NASDAQ	XMSR
Corning Incorporated	US2193501051	NYSE	GLW
iShares® MSCI ® Emerging Markets IndexsmFund	US4642872349	NYSE	EEM
Peabody Energy Corporation	US7045491047	NYSE	BTU
Western Refining, Inc.	US9593191045	NYSE	WNR

References to “NYSE” refer to the New York Stock Exchange and references to “NASDAQ” refer to the Nasdaq Stock Market, Inc.

Interest Rate:	For the notes linked to Flamel Technologies S.A., 27.25% per annum, payable monthly in arrears in three equal 2.2708% payments on each of August 30, 2007, September 28, 2007 and October 30, 2007 (each an Interest Payment Date).

For the notes linked to Force Protection, Inc., 40.10% per annum, payable monthly in arrears in three equal 3.3417% payments on each of August 30, 2007, September 28, 2007 and October 30, 2007.

For the notes linked to JA Solar Holdings Co., Ltd., 22.40% per annum, payable monthly in arrears in three equal 1.8667% payments on each of August 30, 2007, September 28, 2007 and October 30, 2007.

For the notes linked to Jones Soda Co., 20.25% per annum, payable monthly in arrears in three equal 1.6875% payments on each of August 30, 2007, September 28, 2007 and October 30, 2007.

For the notes linked to NutriSystem, Inc., 17.35% per annum, payable monthly in arrears in three equal 1.4458% payments on each of August 30, 2007, September 28, 2007 and October 30, 2007.

For the notes linked to OmniVision Technologies, Inc., 25.25% per annum, payable monthly in arrears in three equal 2.1042% payments on each of August 30, 2007, September 28, 2007 and October 30, 2007.

For the notes linked to Overstock.com, Inc., 23.30% per annum, payable monthly in arrears in three equal 1.9417% payments on each of August 30, 2007, September 28, 2007 and October 30, 2007.

For the notes linked to AirTran Holdings, Inc., 14.75% per annum, payable monthly in arrears in six equal 1.2292% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to Boston Scientific Corporation, 11.70% per annum, payable monthly in arrears in six equal 0.9750% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to Focus Media Holding Limited, 13.05% per annum, payable monthly in arrears in six equal 1.0875% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 200h7, December 28, 2007 and January 30, 2008.

For the notes linked to Frontier Oil Corporation, 14.00% per annum, payable monthly in arrears in six equal 1.1667% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to Hansen Natural Corporation, 14.45% per annum, payable monthly in arrears in six equal 1.2042% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to NYSE Euronext, 12.65% per annum, payable monthly in arrears in six equal 1.0542% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to Rambus Inc., 17.30% per annum, payable monthly in arrears in six equal 1.4417% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to Red Hat, Inc., 15.35% per annum, payable monthly in arrears in six equal 1.2792% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to ValueClick, Inc., 19.00% per annum, payable monthly in arrears in six equal 1.5833% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to XM Satellite Radio Holdings Inc., 18.25% per annum, payable monthly in arrears in six equal 1.5208% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007 and January 30, 2008.

For the notes linked to Corning Incorporated, 10.65% per annum, payable monthly in arrears in 12 equal 0.8875% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007, January 30, 2008, February 29, 2008, March 28, 2008, April 30, 2008, May 30, 2008, June 30, 2008 and July 30, 2008.

For the notes linked to iShares® MSCI® Emerging Markets Indexsm, 11.10% per annum, payable monthly in arrears in 12 equal 0.9250% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007, January 30, 2008, February 29, 2008, March 28, 2008, April 30, 2008, May 30, 2008, June 30, 2008 and July 30, 2008.

For the notes linked to Peabody Energy Corporation, 11.10% per annum, payable monthly in arrears in 12 equal 0.9250% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007, January 30, 2008, February 29, 2008, March 28, 2008, April 30, 2008, May 30, 2008, June 30, 2008 and July 30, 2008.

For the notes linked to Western Refining, 13.15% per annum, payable monthly in arrears in 12 equal 1.0958% payments on each of August 30, 2007, September 28, 2007, October 30, 2007, November 30, 2007, December 28, 2007, January 30, 2008, February 29, 2008, March 28, 2008, April 30, 2008, May 30, 2008, June 30, 2008 and July 30, 2008.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

•  if the official closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Level of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• if the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Initial Reference Level:	For each note offering, the official closing level of the applicable Reference Share on the Trade Date.

[For each note offering, the Initial Reference Level for each of the applicable Reference Share is as follows:

Notes linked to Flamel Technologies S.A.	[●]
Notes linked to Force Protection, Inc.	[●]
Notes linked to JA Solar Holdings Co., Ltd.	[●]
Notes linked to Jones Soda Co.	[●]
Notes linked to NutriSystem, Inc.	[●]
Notes linked to OmniVision Technologies, Inc.	[●]
Notes linked to Overstock.com, Inc.	[●]
Notes linked to AirTran Holdings, Inc.	[●]
Notes linked to Boston Scientific Corporation	[●]
Notes linked to Focus Media Holding Limited	[●]
Notes linked to Frontier Oil Corporation	[●]
Notes linked to Hansen Natural Corporation	[●]
Notes linked to NYSE Euronext	[●]
Notes linked to Rambus Inc.	[●]
Notes linked to Red Hat, Inc.	[●]
Notes linked to ValueClick, Inc.	[●]
Notes linked to XM Satellite Radio Holdings Inc.	[●]
Notes linked to Corning Incorporated	[●]
Notes linked to iShares® MSCI® Emerging Markets Indexsm Fund	[●]
Notes linked to Peabody Energy Corporation	[●]
Notes linked to Western Refining, Inc.	[●]]

Final Reference Level:	For each note offering, the official closing level of the applicable Reference Share on the Determination Date.

Knock-In Level:	For each note offering, the Knock-In Level will be a percentage of the Initial Reference Level of the applicable Reference Share as follows:

Notes linked to Flamel Technologies S.A.	[●] (75% of the Initial Reference Level)
Notes linked to Force Protection, Inc.	[●] (75% of the Initial Reference Level)
Notes linked to JA Solar Holdings Co., Ltd.	[●] (70% of the Initial Reference Level)
Notes linked to Jones Soda Co.	[●] (70% of the Initial Reference Level)
Notes linked to NutriSystem, Inc.	[●] (75% of the Initial Reference Level)
Notes linked to OmniVision Technologies, Inc.	[●] (75% of the Initial Reference Level)
Notes linked to Overstock.com, Inc.	[●] (75% of the Initial Reference Level)
Notes linked to AirTran Holdings, Inc.	[●] (80% of the Initial Reference Level)
Notes linked to Boston Scientific Corporation	[●] (80% of the Initial Reference Level)
Notes linked to Focus Media Holding Limited	[●] (75% of the Initial Reference Level)

Notes linked to Frontier Oil Corporation	[●] (80% of the Initial Reference Level)
Notes linked to Hansen Natural Corporation	[●] (80% of the Initial Reference Level)
Notes linked to NYSE Euronext	[●] (80% of the Initial Reference Level)
Notes linked to Rambus Inc.	[●] (80% of the Initial Reference Level)
Notes linked to Red Hat, Inc.	[●] (80% of the Initial Reference Level)
Notes linked to ValueClick, Inc.	[●] (75% of the Initial Reference Level)
Notes linked to XM Satellite Radio Holdings Inc.	[●] (80% of the Initial Reference Level)
Notes linked to Corning Incorporated	[●] (80% of the Initial Reference Level)
Notes linked to iShares® MSCI® Emerging Markets Indexsm Fund	[●] (80% of the Initial Reference Level)
Notes linked to Peabody Energy Corporation	[●] (75% of the Initial Reference Level)
Notes linked to Western Refining, Inc.	[●] (70% of the Initial Reference Level)

Share Redemption Amount:	The Share Redemption Amount for each of the note offerings is as follows:

Notes linked to Flamel Technologies S.A.	[●]
Notes linked to Force Protection, Inc.	[●]
Notes linked to JA Solar Holdings Co., Ltd.	[●]
Notes linked to Jones Soda Co.	[●]
Notes linked to NutriSystem, Inc.	[●]
Notes linked to OmniVision Technologies, Inc.	[●]
Notes linked to Overstock.com, Inc.	[●]
Notes linked to AirTran Holdings, Inc.	[●]
Notes linked to Boston Scientific Corporation	[●]
Notes linked to Focus Media Holding Limited	[●]
Notes linked to Frontier Oil Corporation	[●]
Notes linked to Hansen Natural Corporation	[●]
Notes linked to NYSE Euronext	[●]
Notes linked to Rambus Inc.	[●]
Notes linked to Red Hat, Inc.	[●]
Notes linked to ValueClick, Inc.	[●]
Notes linked to XM Satellite Radio Holdings Inc.	[●]
Notes linked to Corning Incorporated	[●]
Notes linked to iShares® MSCI® Emerging
Markets IndexsmFund	[●]
Notes linked to Peabody Energy Corporation	[●]
Notes linked to Western Refining, Inc.	[●]

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold, in the amount set forth for that note offering in the table above. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

CUSIP No. and ISIN:	For each note offering, the CUSIP number and ISIN are as follows:

	CUSIP No.	ISIN

Notes linked to Flamel Technologies S.A.	28264QGD0	US28264QGD07
Notes linked to Force Protection, Inc.	28264QGE8	US28264QGE89
Notes linked to JA Solar Holdings Co., Ltd.	28264QGF5	US28264QGF54
Notes linked to Jones Soda Co.	28264QGJ7	US28264QGJ76
Notes linked to NutriSystem, Inc.	28264QGK4	US28264QGK40
Notes linked to OmniVision Technologies, Inc.	28264QGL2	US28264QGL23
Notes linked to Overstock.com, Inc.	28264QGM0	US28264QGM06
Notes linked to AirTran Holdings, Inc.	28264QGN8	US28264QGN88
Notes linked to Boston Scientific Corporation	28264QGP3	US28264QGP37
Notes linked to Focus Media Holding Limited	28264QGQ1	US28264QGQ10
Notes linked to Frontier Oil Corporation	28264QGR9	US28264QGR92
Notes linked to Hansen Natural Corporation	28264QGS7	US28264QGS75
Notes linked to NYSE Euronext	28264QGT5	US28264QGT58
Notes linked to Rambus Inc.	28264QGU2	US28264QGU21
Notes linked to Red Hat, Inc.	28264QGV0	US28264QGV05
Notes linked to ValueClick, Inc.	28264QGW8	US28264QGW87
Notes linked to XM Satellite Radio Holdings Inc.	28264QGX6	US28264QGX60
Notes linked to Corning Incorporated	28264QGX4	US28264QGX44
Notes linked to iShares® MSCI® Emerging Markets IndexsmFund	28264QGZ1	US28264QGZ19
Notes linked to Peabody Energy Corporation	28264QHA5	US28264QHA58
Notes linked to Western Refining, Inc.	28264QHB3	US28264QHB32

Trade Date:	July 24, 2007

Original Issue Date:	July 27, 2007

Determination Date:	The Determination Date for each of the note offerings is as follows:

Notes linked to Flamel Technologies S.A.	October 25, 2007
Notes linked to Force Protection, Inc.	October 25, 2007
Notes linked to JA Solar Holdings Co., Ltd.	October 25, 2007
Notes linked to Jones Soda Co.	October 25, 2007
Notes linked to NutriSystem, Inc.	October 25, 2007
Notes linked to OmniVision Technologies, Inc.	October 25, 2007
Notes linked to Overstock.com, Inc.	October 25, 2007
Notes linked to AirTran Holdings, Inc.	January 25, 2008
Notes linked to Boston Scientific Corporation	January 25, 2008
Notes linked to Focus Media Holding Limited	January 25, 2008
Notes linked to Frontier Oil Corporation	January 25, 2008
Notes linked to Hansen Natural Corporation	January 25, 2008
Notes linked to NYSE Euronext	January 25, 2008
Notes linked to Rambus Inc.	January 25, 2008
Notes linked to Red Hat, Inc.	January 25, 2008
Notes linked to ValueClick, Inc.	January 25, 2008
Notes linked to XM Satellite Radio Holdings Inc.	January 25, 2008
Notes linked to Corning Incorporated	July 25, 2008
Notes linked to iShares® MSCI® Emerging Markets IndexsmFund	July 25, 2008
Notes linked to Peabody Energy Corporation	July 25, 2008
Notes linked to Western Refining, Inc.	July 25, 2008

Maturity Date†:	The Maturity Date for each of the note offerings is as follows:

Notes linked to Flamel Technologies S.A.	October 30, 2007
Notes linked to Force Protection, Inc.	October 30, 2007
Notes linked to JA Solar Holdings Co., Ltd.	October 30, 2007
Notes linked to Jones Soda Co.	October 30, 2007
Notes linked to NutriSystem, Inc.	October 30, 2007
Notes linked to OmniVision Technologies, Inc.	October 30, 2007
Notes linked to Overstock.com, Inc.	October 30, 2007
Notes linked to AirTran Holdings, Inc.	January 30, 2008
Notes linked to Boston Scientific Corporation	January 30, 2008
Notes linked to Focus Media Holding Limited	January 30, 2008
Notes linked to Frontier Oil Corporation	January 30, 2008
Notes linked to Hansen Natural Corporation	January 30, 2008
Notes linked to NYSE Euronext	January 30, 2008
Notes linked to Rambus Inc.	January 30, 2008
Notes linked to Red Hat, Inc.	January 30, 2008
Notes linked to ValueClick, Inc.	January 30, 2008
Notes linked to XM Satellite Radio Holdings Inc.	January 30, 2008
Notes linked to Corning Incorporated	July 30, 2008
Notes linked to iShares® MSCI® Emerging Markets IndexsmFund	July 30, 2008
Notes linked to Peabody Energy Corporation	July 30, 2008
Notes linked to Western Refining, Inc.	July 30, 2008

† Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at maturity” in the accompanying product supplement no. 1.

Denomination:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Fascimile No.: +1 212 891 1922

Additional terms specific to the notes

You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Hypothetical examples of amounts payable at maturity

The following tables set out the total return to the Maturity Date of a note, based on the assumptions outlined below and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1.

The tables below assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of the Reference Shares has been volatile in the past, and its performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth below or to the historical price of the Reference Shares set forth elsewhere in this terms supplement. For information about the price of the Reference Shares during recent periods, see “The Reference Shares” below.

If the official closing price of the Reference Shares quoted by the Relevant Exchange never falls below the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date, or if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level, the Redemption Amount will be paid in cash.

By contrast, if the official closing price of the Reference Shares quoted by the Relevant Exchange is less than the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date and the Final Reference Level on the Determination Date is less than the Initial Reference Level, the Redemption Amount payment on the Maturity Date will be made in the Reference Shares (with fractional shares paid in cash).

Notes linked to Flamel Technologies S.A.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $21.21 and a hypothetical Knock-In Level of $15.9075. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(Flamel Technologies S.A.)	Maturity	Payments	$	%

Greater than: $21.21	$1,000.00	$68.13	$1,068.13	6.8125%
$21.21	$1,000.00	$68.13	$1,068.13	6.8125%
$19.44	$1,000.00	$68.13	$1,068.13	6.8125%
$17.68	$1,000.00	$68.13	$1,068.13	6.8125%
$15.92	$1,000.00	$68.13	$1,068.13	6.8125%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $21.21 and a hypothetical Knock-In Level of $15.9075. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(Flamel Technologies S.A.)	Maturity	Payments	$	%

Greater than: $21.21	$1,000.00	$68.13	$1,068.13	6.813%
$21.21	$1,000.00	$68.13	$1,068.13	6.813%
$19.09	$900.00	$68.13	$968.13	−3.188%
$16.97	$800.00	$68.13	$868.13	−13.188%
$14.85	$700.00	$68.13	$768.13	−23.188%
$10.18	$600.00	$68.13	$668.13	−33.188%
$ 8.48	$500.00	$68.13	$568.13	−43.188%
$ 4.07	$400.00	$68.13	$468.13	−53.188%
$ 3.05	$300.00	$68.13	$368.13	−63.188%
$ 0.81	$200.00	$68.13	$268.13	−73.188%
$ 0.41	$100.00	$68.13	$168.13	−83.188%
$ 0.00	$0.00	$68.13	$68.13	−93.188%

Notes linked to Force Protection, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $21.69 and a hypothetical Knock-In Level of $16.2675. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(Force Protection, Inc.)	Maturity	Payments	$	%

Greater than: $21.69	$1,000.00	$100.25	$1,100.25	10.0250%
$21.69	$1,000.00	$100.25	$1,100.25	10.0250%
$19.88	$1,000.00	$100.25	$1,100.25	10.0250%
$18.08	$1,000.00	$100.25	$1,100.25	10.0250%
$16.28	$1,000.00	$100.25	$1,100.25	10.0250%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $21.69 and a hypothetical Knock-In Level of $16.2675. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(Force Protection, Inc.)	Maturity	Payments	$	%

Greater than: $21.69	$1,000.00	$100.25	$1,100.25	10.025%
$21.69	$1,000.00	$100.25	$1,100.25	10.025%
$19.52	$900.00	$100.25	$1,000.25	0.025%
$17.35	$800.00	$100.25	$900.25	−9.975%
$15.18	$700.00	$100.25	$800.25	−19.975%
$10.41	$600.00	$100.25	$700.25	−29.975%
$ 8.68	$500.00	$100.25	$600.25	−39.975%
$ 4.16	$400.00	$100.25	$500.25	−49.975%
$ 3.12	$300.00	$100.25	$400.25	−59.975%
$ 0.83	$200.00	$100.25	$300.25	−69.975%
$ 0.42	$100.00	$100.25	$200.25	−79.975%
$ 0.00	$0.00	$100.25	$100.25	−89.975%

Notes linked to JA Solar Holdings Co., Ltd.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $34.40 and a hypothetical Knock-In Level of $24.08. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(JA Solar Holdings Co., Ltd.)	Maturity	Payments	$	%

Greater than: $34.40	$1,000.00	$56.00	$1,056.00	5.6000%
$34.40	$1,000.00	$56.00	$1,056.00	5.6000%
$30.96	$1,000.00	$56.00	$1,056.00	5.6000%
$27.52	$1,000.00	$56.00	$1,056.00	5.6000%
$24.09	$1,000.00	$56.00	$1,056.00	5.6000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $34.40 and a hypothetical Knock-In Level of $24.08. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(JA Solar Holdings Co., Ltd.)	Maturity	Payments	$	%

Greater than: $34.40	$1,000.00	$56.00	$1,056.00	5.600%
$34.40	$1,000.00	$56.00	$1,056.00	5.600%
$30.96	$900.00	$56.00	$956.00	−4.400%
$27.52	$800.00	$56.00	$856.00	−14.400%
$24.08	$700.00	$56.00	$756.00	−24.400%
$16.51	$600.00	$56.00	$656.00	−34.400%
$13.76	$500.00	$56.00	$556.00	−44.400%
$6.60	$400.00	$56.00	$456.00	−54.400%
$4.95	$300.00	$56.00	$356.00	−64.400%
$1.32	$200.00	$56.00	$256.00	−74.400%
$0.66	$100.00	$56.00	$156.00	−84.400%
$0.00	$0.00	$56.00	$56.00	−94.400%

Notes linked to Jones Soda Co.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $14.09 and a hypothetical Knock-In Level of $9.863. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(Jones Soda Co.)	Maturity	Payments	$	%

Greater than: $14.09	$1,000.00	$50.63	$1,050.63	5.0625%
$14.09	$1,000.00	$50.63	$1,050.63	5.0625%
$12.68	$1,000.00	$50.63	$1,050.63	5.0625%
$11.27	$1,000.00	$50.63	$1,050.63	5.0625%
$ 9.87	$1,000.00	$50.63	$1,050.63	5.0625%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $14.09 and a hypothetical Knock-In Level of $9.863. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	3 Monthly
of Reference Shares	Payment at	Interest	3 Month Total Return
on Determination Date (Jones Soda Co.)	Maturity	Payments	$	%

Greater than: $14.09	$1,000.00	$50.63	$1,050.63	5.063%
$14.09	$1,000.00	$50.63	$1,050.63	5.063%
$12.68	$900.00	$50.63	$950.63	−4.938%
$11.27	$800.00	$50.63	$850.63	−14.938%
$ 9.86	$700.00	$50.63	$750.63	−24.938%
$ 6.76	$600.00	$50.63	$650.63	−34.938%
$ 5.64	$500.00	$50.63	$550.63	−44.938%
$ 2.71	$400.00	$50.63	$450.63	−54.938%
$ 2.03	$300.00	$50.63	$350.63	−64.938%
$ 0.54	$200.00	$50.63	$250.63	−74.938%
$ 0.27	$100.00	$50.63	$150.63	−84.938%
$ 0.00	$0.00	$50.63	$50.63	−94.938%

Notes linked to NutriSystem, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $66.95 and a hypothetical Knock-In Level of $50.2125. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(NutriSystem, Inc.)	Maturity	Payments	$	%

Greater than: $66.95	$1,000.00	$43.38	$1,043.38	4.3375%
$66.95	$1,000.00	$43.38	$1,043.38	4.3375%
$61.37	$1,000.00	$43.38	$1,043.38	4.3375%
$55.79	$1,000.00	$43.38	$1,043.38	4.3375%
$50.22	$1,000.00	$43.38	$1,043.38	4.3375%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $66.95 and a hypothetical Knock-In Level of $50.2125. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(NutriSystem, Inc.)	Maturity	Payments	$	%

Greater than: $66.95	$1,000.00	$43.38	$1,043.38	4.338%
$66.95	$1,000.00	$43.38	$1,043.38	4.338%
$60.26	$900.00	$43.38	$943.38	−5.663%
$53.56	$800.00	$43.38	$843.38	−15.663%
$46.87	$700.00	$43.38	$743.38	−25.663%
$32.14	$600.00	$43.38	$643.38	−35.663%
$26.78	$500.00	$43.38	$543.38	−45.663%
$12.85	$400.00	$43.38	$443.38	−55.663%
$ 9.64	$300.00	$43.38	$343.38	−65.663%
$ 2.57	$200.00	$43.38	$243.38	−75.663%
$ 1.29	$100.00	$43.38	$143.38	−85.663%
$0.00	$0.00	$43.38	$43.38	−95.663%

Notes linked to OmniVision Technologies, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.86 and a hypothetical Knock-In Level of $13.395. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	3 Monthly
of Reference Shares	Payment at	Interest	3 Month Total Return
on Determination Date (OmniVision Technologies, Inc.)	Maturity	Payments	$	%

Greater than: $17.86	$1,000.00	$63.13	$1,063.13	6.3125%
$17.86	$1,000.00	$63.13	$1,063.13	6.3125%
$16.37	$1,000.00	$63.13	$1,063.13	6.3125%
$14.88	$1,000.00	$63.13	$1,063.13	6.3125%
$13.41	$1,000.00	$63.13	$1,063.13	6.3125%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.86 and a hypothetical Knock-In Level of $13.395. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	3 Monthly
of Reference Shares	Payment at	Interest	3 Month Total Return
on Determination Date (OmniVision Technologies, Inc.)	Maturity	Payments	$	%

Greater than: $17.86	$1,000.00	$63.13	$1,063.13	6.313%
$17.86	$1,000.00	$63.13	$1,063.13	6.313%
$16.07	$900.00	$63.13	$963.13	−3.688%
$14.29	$800.00	$63.13	$863.13	−13.688%
$12.50	$700.00	$63.13	$763.13	−23.688%
$ 8.57	$600.00	$63.13	$663.13	−33.688%
$ 7.14	$500.00	$63.13	$563.13	−43.688%
$ 3.43	$400.00	$63.13	$463.13	−53.688%
$ 2.57	$300.00	$63.13	$363.13	−63.688%
$ 0.69	$200.00	$63.13	$263.13	−73.688%
$ 0.34	$100.00	$63.13	$163.13	−83.688%
$ 0.00	$0.00	$63.13	$63.13	−93.688%

Notes linked to Overstock.com, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $18.59 and a hypothetical Knock-In Level of $13.9425. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	3 Monthly
of Reference Shares	Payment at	Interest	3 Month Total Return
on Determination Date (Overstock.com, Inc.)	Maturity	Payments	$	%

Greater than: $18.59	$1,000.00	$58.25	$1,058.25	5.8250%
$18.59	$1,000.00	$58.25	$1,058.25	5.8250%
$17.04	$1,000.00	$58.25	$1,058.25	5.8250%
$15.49	$1,000.00	$58.25	$1,058.25	5.8250%
$13.95	$1,000.00	$58.25	$1,058.25	5.8250%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $18.59 and a hypothetical Knock-In Level of $13.9425. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	3 Monthly
of Reference Shares	Payment at	Interest	3 Month Total Return
on Determination Date (Overstock.com, Inc.)	Maturity	Payments	$	%

Greater than: $18.59	$1,000.00	$58.25	$1,058.25	5.825%
$18.59	$1,000.00	$58.25	$1,058.25	5.825%
$16.73	$900.00	$58.25	$958.25	−4.175%
$14.87	$800.00	$58.25	$858.25	−14.175%
$13.01	$700.00	$58.25	$758.25	−24.175%
$ 8.92	$600.00	$58.25	$658.25	−34.175%
$ 7.44	$500.00	$58.25	$558.25	−44.175%
$ 3.57	$400.00	$58.25	$458.25	−54.175%
$ 2.68	$300.00	$58.25	$358.25	−64.175%
$ 0.71	$200.00	$58.25	$258.25	−74.175%
$ 0.36	$100.00	$58.25	$158.25	−84.175%
$ 0.00	$0.00	$58.25	$58.25	−94.175%

Notes linked to AirTran Holdings, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $10.90 and a hypothetical Knock-In Level of $8.72. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	6 Monthly
of Reference Shares	Payment at	Interest	6 Month Total Return
on Determination Date (AirTran Holdings, Inc.)	Maturity	Payments	$	%

Greater than: $10.90	$1,000.00	$73.75	$1,073.75	7.3750%
$10.90	$1,000.00	$73.75	$1,073.75	7.3750%
$10.17	$1,000.00	$73.75	$1,073.75	7.3750%
$ 9.45	$1,000.00	$73.75	$1,073.75	7.3750%
$ 8.73	$1,000.00	$73.75	$1,073.75	7.3750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $10.90 and a hypothetical Knock-In Level of $8.72. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	6 Monthly
of Reference Shares	Payment at	Interest	6 Month Total Return
on Determination Date (AirTran Holdings, Inc.)	Maturity	Payments	$	%

Greater than: $10.90	$1,000.00	$73.75	$1,073.75	7.375%
$10.90	$1,000.00	$73.75	$1,073.75	7.375%
$9.81	$900.00	$73.75	$973.75	−2.625%
$8.72	$800.00	$73.75	$873.75	−12.625%
$7.63	$700.00	$73.75	$773.75	−22.625%
$5.23	$600.00	$73.75	$673.75	−32.625%
$4.36	$500.00	$73.75	$573.75	−42.625%
$2.09	$400.00	$73.75	$473.75	−52.625%
$1.57	$300.00	$73.75	$373.75	−62.625%
$0.42	$200.00	$73.75	$273.75	−72.625%
$0.21	$100.00	$73.75	$173.75	−82.625%
$0.00	$0.00	$73.75	$73.75	−92.625%

Notes linked to Boston Scientific Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $15.50 and a hypothetical Knock-In Level of $12.40. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Boston Scientific Corporation)	Maturity	Payments	$	%

Greater than: $15.50	$1,000.00	$58.50	$1,058.00	5.8500%
$15.50	$1,000.00	$58.50	$1,058.00	5.8500%
$14.47	$1,000.00	$58.50	$1,058.00	5.8500%
$13.43	$1,000.00	$58.50	$1,058.00	5.8500%
$12.41	$1,000.00	$58.50	$1,058.00	5.8500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $15.50 and a hypothetical Knock-In Level of $12.40. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Boston Scientific Corporation)	Maturity	Payments	$	%

Greater than: $15.50	$1,000.00	$58.50	$1,058.50	5.850%
$15.50	$1,000.00	$58.50	$1,058.50	5.850%
$13.95	$900.00	$58.50	$958.50	−4.150%
$12.40	$800.00	$58.50	$858.50	−14.150%
$10.85	$700.00	$58.50	$758.50	−24.150%
$ 7.44	$600.00	$58.50	$658.50	−34.150%
$ 6.20	$500.00	$58.50	$558.50	−44.150%
$ 2.98	$400.00	$58.50	$458.50	−54.150%
$ 2.23	$300.00	$58.50	$358.50	−64.150%
$ 0.60	$200.00	$58.50	$258.50	−74.150%
$ 0.30	$100.00	$58.50	$158.50	−84.150%
$ 0.00	$0.00	$58.50	$58.50	−94.150%

Notes linked to Focus Media Holding Limited

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $47.54 and a hypothetical Knock-In Level of $35.655. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Focus Media Holding Limited)	Maturity	Payments	$	%

Greater than: $47.54	$1,000.00	$65.25	$1,065.25	6.5250%
$47.54	$1,000.00	$65.25	$1,065.25	6.5250%
$43.58	$1,000.00	$65.25	$1,065.25	6.5250%
$39.62	$1,000.00	$65.25	$1,065.25	6.5250%
$35.67	$1,000.00	$65.25	$1,065.25	6.5250%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $47.54 and a hypothetical Knock-In Level of $35.655. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Focus Media Holding Limited)	Maturity	Payments	$	%

Greater than: $47.54	$1,000.00	$65.25	$1,065.25	6.525%
$47.54	$1,000.00	$65.25	$1,065.25	6.525%
$42.79	$900.00	$65.25	$965.25	−3.475%
$38.03	$800.00	$65.25	$865.25	−13.475%
$33.28	$700.00	$65.25	$765.25	−23.475%
$22.82	$600.00	$65.25	$665.25	−33.475%
$19.02	$500.00	$65.25	$565.25	−43.475%
$ 9.13	$400.00	$65.25	$465.25	−53.475%
$ 6.85	$300.00	$65.25	$365.25	−63.475%
$ 1.83	$200.00	$65.25	$265.25	−73.475%
$ 0.91	$100.00	$65.25	$165.25	−83.475%
$ 0.00	$0.00	$65.25	$65.25	−93.475%

Notes linked to Frontier Oil Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $44.43 and a hypothetical Knock-In Level of $35.544. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Frontier Oil Corporation)	Maturity	Payments	$	%

Greater than: $44.43	$1,000.00	$70.00	$1,070.00	7.0000%
$44.43	$1,000.00	$70.00	$1,070.00	7.0000%
$41.47	$1,000.00	$70.00	$1,070.00	7.0000%
$38.51	$1,000.00	$70.00	$1,070.00	7.0000%
$35.55	$1,000.00	$70.00	$1,070.00	7.0000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $44.43 and a hypothetical Knock-In Level of $35.544. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Frontier Oil Corporation)	Maturity	Payments	$	%

Greater than: $44.43	$1,000.00	$70.00	$1,070.00	7.000%
$44.43	$1,000.00	$70.00	$1,070.00	7.000%
$39.99	$900.00	$70.00	$970.00	−3.000%
$35.54	$800.00	$70.00	$870.00	−13.000%
$31.10	$700.00	$70.00	$770.00	−23.000%
$21.33	$600.00	$70.00	$670.00	−33.000%
$17.77	$500.00	$70.00	$570.00	−43.000%
$ 8.53	$400.00	$70.00	$470.00	−53.000%
$ 6.40	$300.00	$70.00	$370.00	−63.000%
$ 1.71	$200.00	$70.00	$270.00	−73.000%
$ 0.85	$100.00	$70.00	$170.00	−83.000%
$ 0.00	$0.00	$70.00	$70.00	−93.000%

Notes linked to Hansen Natural Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $43.45 and a hypothetical Knock-In Level of $34.76. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Hansen Natural Corporation)	Maturity	Payments	$	%

Greater than: $43.45	$1,000.00	$72.25	$1,072.25	7.2250%
$43.45	$1,000.00	$72.25	$1,072.25	7.2250%
$40.55	$1,000.00	$72.25	$1,072.25	7.2250%
$37.66	$1,000.00	$72.25	$1,072.25	7.2250%
$34.77	$1,000.00	$72.25	$1,072.25	7.2250%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $43.45 and a hypothetical Knock-In Level of $34.76. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Hansen Natural Corporation)	Maturity	Payments	$	%

Greater than: $43.45	$1,000.00	$72.25	$1,072.25	7.225%
$43.45	$1,000.00	$72.25	$1,072.25	7.225%
$39.11	$900.00	$72.25	$972.25	−2.775%
$34.76	$800.00	$72.25	$872.25	−12.775%
$30.42	$700.00	$72.25	$772.25	−22.775%
$20.86	$600.00	$72.25	$672.25	−32.775%
$17.38	$500.00	$72.25	$572.25	−42.775%
$8.34	$400.00	$72.25	$472.25	−52.775%
$6.26	$300.00	$72.25	$372.25	−62.775%
$1.67	$200.00	$72.25	$272.25	−72.775%
$0.83	$100.00	$72.25	$172.25	−82.775%
$0.00	$0.00	$72.25	$72.25	−92.775%

Notes linked to NYSE Euronext

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $74.77 and a hypothetical Knock-In Level of $59.816. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(NYSE Euronext)	Maturity	Payments	$	%

Greater than: $74.77	$1,000.00	$63.25	$1,063.25	6.3250%
$74.77	$1,000.00	$63.25	$1,063.25	6.3250%
$69.79	$1,000.00	$63.25	$1,063.25	6.3250%
$64.80	$1,000.00	$63.25	$1,063.25	6.3250%
$59.83	$1,000.00	$63.25	$1,063.25	6.3250%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $74.77 and a hypothetical Knock-In Level of $59.816. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(NYSE Euronext)	Maturity	Payments	$	%

Greater than: $74.77	$1,000.00	$63.25	$1,063.25	6.325%
$74.77	$1,000.00	$63.25	$1,063.25	6.325%
$67.29	$900.00	$63.25	$963.25	−3.675%
$59.82	$800.00	$63.25	$863.25	−13.675%
$52.34	$700.00	$63.25	$763.25	−23.675%
$35.89	$600.00	$63.25	$663.25	−33.675%
$29.91	$500.00	$63.25	$563.25	−43.675%
$14.36	$400.00	$63.25	$463.25	−53.675%
$10.77	$300.00	$63.25	$363.25	−63.675%
$ 2.87	$200.00	$63.25	$263.25	−73.675%
$ 1.44	$100.00	$63.25	$163.25	−83.675%
$ 0.00	$0.00	$63.25	$63.25	−93.675%

Notes linked to Rambus Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.97 and a hypothetical Knock-In Level of $14.376. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Rambus Inc.)	Maturity	Payments	$	%

Greater than: $17.97	$1,000.00	$86.50	$1,086.50	8.6500%
$17.97	$1,000.00	$86.50	$1,086.50	8.6500%
$16.77	$1,000.00	$86.50	$1,086.50	8.6500%
$15.57	$1,000.00	$86.50	$1,086.50	8.6500%
$14.39	$1,000.00	$86.50	$1,086.50	8.6500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.97 and a hypothetical Knock-In Level of $14.376. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Rambus Inc.)	Maturity	Payments	$	%

Greater than: $17.97	$1,000.00	$86.50	$1,086.50	8.650%
$17.97	$1,000.00	$86.50	$1,086.50	8.650%
$16.17	$900.00	$86.50	$986.50	−1.350%
$14.38	$800.00	$86.50	$886.50	−11.350%
$12.58	$700.00	$86.50	$786.50	−21.350%
$ 8.63	$600.00	$86.50	$686.50	−31.350%
$ 7.19	$500.00	$86.50	$586.50	−41.350%
$ 3.45	$400.00	$86.50	$486.50	−51.350%
$ 2.59	$300.00	$86.50	$386.50	−61.350%
$ 0.69	$200.00	$86.50	$286.50	−71.350%
$ 0.35	$100.00	$86.50	$186.50	−81.350%
$ 0.00	$0.00	$86.50	$86.50	−91.350%

Notes linked to Red Hat, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $22.37 and a hypothetical Knock-In Level of $17.896. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Red Hat, Inc.)	Maturity	Payments	$	%

Greater than: $22.37	$1,000.00	$76.75	$1,076.75	7.6750%
$22.37	$1,000.00	$76.75	$1,076.75	7.6750%
$20.88	$1,000.00	$76.75	$1,076.75	7.6750%
$19.39	$1,000.00	$76.75	$1,076.75	7.6750%
$17.91	$1,000.00	$76.75	$1,076.75	7.6750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $22.37 and a hypothetical Knock-In Level of $17.896. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Red Hat, Inc.)	Maturity	Payments	$	%

Greater than: $22.37	$1,000.00	$76.75	$1,076.75	7.675%
$22.37	$1,000.00	$76.75	$1,076.75	7.675%
$20.13	$900.00	$76.75	$976.75	−2.325%
$17.90	$800.00	$76.75	$876.75	−12.325%
$15.66	$700.00	$76.75	$776.75	−22.325%
$10.74	$600.00	$76.75	$676.75	−32.325%
$ 8.95	$500.00	$76.75	$576.75	−42.325%
$ 4.30	$400.00	$76.75	$476.75	−52.325%
$ 3.22	$300.00	$76.75	$376.75	−62.325%
$ 0.86	$200.00	$76.75	$276.75	−72.325%
$ 0.43	$100.00	$76.75	$176.75	−82.325%
$ 0.00	$0.00	$76.75	$76.75	−92.325%

Notes linked to ValueClick, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $29.01 and a hypothetical Knock-In Level of $21.7575. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(ValueClick, Inc.)	Maturity	Payments	$	%

Greater than: $29.01	$1,000.00	$95.00	$1,095.00	9.5000%
$29.01	$1,000.00	$95.00	$1,095.00	9.5000%
$26.59	$1,000.00	$95.00	$1,095.00	9.5000%
$24.18	$1,000.00	$95.00	$1,095.00	9.5000%
$21.77	$1,000.00	$95.00	$1,095.00	9.5000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $29.01 and a hypothetical Knock-In Level of $21.7575. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(ValueClick, Inc.)	Maturity	Payments	$	%

Greater than: $29.01	$1,000.00	$95.00	$1,095.00	9.500%
$29.01	$1,000.00	$95.00	$1,095.00	9.500%
$26.11	$900.00	$95.00	$995.00	−0.500%
$23.21	$800.00	$95.00	$895.00	−10.500%
$20.31	$700.00	$95.00	$795.00	−20.500%
$13.92	$600.00	$95.00	$695.00	−30.500%
$11.60	$500.00	$95.00	$595.00	−40.500%
$ 5.57	$400.00	$95.00	$495.00	−50.500%
$ 4.18	$300.00	$95.00	$395.00	−60.500%
$ 1.11	$200.00	$95.00	$295.00	−70.500%
$ 0.56	$100.00	$95.00	$195.00	−80.500%
$ 0.00	$0.00	$95.00	$95.00	−90.500%

Notes linked to XM Satellite Radio Holdings Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $11.56 and a hypothetical Knock-In Level of $9.248. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(XM Satellite Radio Holdings Inc.)	Maturity	Payments	$	%

Greater than: $11.56	$1,000.00	$91.25	$1,091.25	9.1250%
$11.56	$1,000.00	$91.25	$1,091.25	9.1250%
$10.79	$1,000.00	$91.25	$1,091.25	9.1250%
$10.02	$1,000.00	$91.25	$1,091.25	9.1250%
$ 9.26	$1,000.00	$91.25	$1,091.25	9.1250%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $11.56 and a hypothetical Knock-In Level of $9.248. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(XM Satellite Radio Holdings Inc.)	Maturity	Payments	$	%

Greater than: $11.56	$1,000.00	$91.25	$1,091.25	9.125%
$11.56	$1,000.00	$91.25	$1,091.25	9.125%
$10.40	$900.00	$91.25	$991.25	−0.875%
$ 9.25	$800.00	$91.25	$891.25	−10.875%
$ 8.09	$700.00	$91.25	$791.25	−20.875%
$ 5.55	$600.00	$91.25	$691.25	−30.875%
$ 4.62	$500.00	$91.25	$591.25	−40.875%
$ 2.22	$400.00	$91.25	$491.25	−50.875%
$ 1.66	$300.00	$91.25	$391.25	−60.875%
$ 0.44	$200.00	$91.25	$291.25	−70.875%
$ 0.22	$100.00	$91.25	$191.25	−80.875%
$ 0.00	$0.00	$91.25	$91.25	−90.875%

Notes linked to Corning Incorporated

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $25.70 and a hypothetical Knock-In Level of $20.56. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly
on Determination Date	Payment at	Interest	12 Month Total Return
(Corning Incorporated)	Maturity	Payments	$	%

Greater than: $25.70	$1,000.00	$106.50	$1,106.50	10.6500%
$25.70	$1,000.00	$106.50	$1,106.50	10.6500%
$23.99	$1,000.00	$106.50	$1,106.50	10.6500%
$22.27	$1,000.00	$106.50	$1,106.50	10.6500%
$20.57	$1,000.00	$106.50	$1,106.50	10.6500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $25.70 and a hypothetical Knock-In Level of $20.56. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly
on Determination Date	Payment at	Interest	12 Month Total Return
(Corning Incorporated)	Maturity	Payments	$	%

Greater than: $25.70	$1,000.00	$106.50	$1,106.50	10.650%
$25.70	$1,000.00	$106.50	$1,106.50	10.650%
$23.13	$900.00	$106.50	$1,006.50	0.650%
$20.56	$800.00	$106.50	$906.50	−9.350%
$17.99	$700.00	$106.50	$806.50	−19.350%
$12.34	$600.00	$106.50	$706.50	−29.350%
$10.28	$500.00	$106.50	$606.50	−39.350%
$ 4.93	$400.00	$106.50	$506.50	−49.350%
$ 3.70	$300.00	$106.50	$406.50	−59.350%
$ 0.99	$200.00	$106.50	$306.50	−69.350%
$ 0.49	$100.00	$106.50	$206.50	−79.350%
$ 0.00	$0.00	$106.50	$106.50	−89.350%

Notes linked to iShares ® MSCI ® Emerging Markets IndexSM Fund

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $131.17 and a hypothetical Knock-In Level of $104.936. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
Assumed Closing Price	Value of	Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date (iShares® MSCI® Emerging Markets IndexSM Fund)	Maturity	Payments	$	%

Greater than: $131.17	$1,000.00	$111.00	$1,111.00	11.1000%
$131.17	$1,000.00	$111.00	$1,111.00	11.1000%
$122.43	$1,000.00	$111.00	$1,111.00	11.1000%
$113.68	$1,000.00	$111.00	$1,111.00	11.1000%
$104.95	$1,000.00	$111.00	$1,111.00	11.1000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $131.17 and a hypothetical Knock-In Level of $104.936. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
Assumed Closing Price	Value of	Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date (iShares® MSCI® Emerging Markets IndexSM Fund)	Maturity	Payments	$	%

Greater than: $131.17	$1,000.00	$111.00	$1,111.00	11.100%
$131.17	$1,000.00	$111.00	$1,111.00	11.100%
$118.05	$900.00	$111.00	$1,011.00	1.100%
$104.94	$800.00	$111.00	$911.00	−8.900%
$91.82	$700.00	$111.00	$811.00	−18.900%
$62.96	$600.00	$111.00	$711.00	−28.900%
$52.47	$500.00	$111.00	$611.00	−38.900%
$25.18	$400.00	$111.00	$511.00	−48.900%
$18.89	$300.00	$111.00	$411.00	−58.900%
$ 5.04	$200.00	$111.00	$311.00	−68.900%
$ 2.52	$100.00	$111.00	$211.00	−78.900%
$ 0.00	$0.00	$111.00	$111.00	−88.900%

Notes linked to Peabody Energy Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $48.16 and a hypothetical Knock-In Level of $36.12. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
Assumed Closing Price	Value of	Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date (Peabody Energy Corporation)	Maturity	Payments	$	%

Greater than: $48.16	$1,000.00	$111.00	$1,111.00	11.1000%
$48.16	$1,000.00	$111.00	$1,111.00	11.1000%
$44.15	$1,000.00	$111.00	$1,111.00	11.1000%
$40.13	$1,000.00	$111.00	$1,111.00	11.1000%
$36.13	$1,000.00	$111.00	$1,111.00	11.1000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $48.16 and a hypothetical Knock-In Level of $36.12. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
Assumed Closing Price	Value of	Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date (Peabody Energy Corporation)	Maturity	Payments	$	%

Greater than: $48.16	$1,000.00	$111.00	$1,111.00	11.100%
$48.16	$1,000.00	$111.00	$1,111.00	11.100%
$43.34	$900.00	$111.00	$1,011.00	1.100%
$38.53	$800.00	$111.00	$911.00	−8.900%
$33.71	$700.00	$111.00	$811.00	−18.900%
$23.12	$600.00	$111.00	$711.00	−28.900%
$19.26	$500.00	$111.00	$611.00	−38.900%
$ 9.25	$400.00	$111.00	$511.00	−48.900%
$ 6.94	$300.00	$111.00	$411.00	−58.900%
$ 1.85	$200.00	$111.00	$311.00	−68.900%
$ 0.92	$100.00	$111.00	$211.00	−78.900%
$ 0.00	$0.00	$111.00	$111.00	−88.900%

Notes linked to Western Refining, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $56.51 and a hypothetical Knock-In Level of $39.557. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
Assumed Closing Price	Value of	Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date (Western Refining, Inc.)	Maturity	Payments	$	%

Greater than: $56.51	$1,000.00	$131.50	$1,131.50	13.1500%
$56.51	$1,000.00	$131.50	$1,131.50	13.1500%
$50.86	$1,000.00	$131.50	$1,131.50	13.1500%
$45.21	$1,000.00	$131.50	$1,131.50	13.1500%
$39.57	$1,000.00	$131.50	$1,131.50	13.1500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $56.51 and a hypothetical Knock-In Level of $39.557. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
Assumed Closing Price	Value of	Monthly
of Reference Shares	Payment at	Interest	12 Month Total Return
on Determination Date (Western Refining, Inc.)	Maturity	Payments	$	%

Greater than: $56.51	$1,000.00	$131.50	$1,131.50	13.150%
$56.51	$1,000.00	$131.50	$1,131.50	13.150%
$50.86	$900.00	$131.50	$1,031.50	3.150%
$45.21	$800.00	$131.50	$931.50	−6.850%
$39.56	$700.00	$131.50	$831.50	−16.850%
$27.12	$600.00	$131.50	$731.50	−26.850%
$22.60	$500.00	$131.50	$631.50	−36.850%
$10.85	$400.00	$131.50	$531.50	−46.850%
$ 8.14	$300.00	$131.50	$431.50	−56.850%
$ 2.17	$200.00	$131.50	$331.50	−66.850%
$ 1.08	$100.00	$131.50	$231.50	−76.850%
$ 0.00	$0.00	$131.50	$131.50	−86.850%

The Reference Shares

General

Unless otherwise stated, all information contained herein on the Reference Shares and on the Reference Issuers is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

According to its publicly available documents, Flamel Technologies S.A. (Flamel Technologies) is a biopharmaceutical company engaged in the development of two polymer-based delivery technologies for medical applications. Its Micropump technology is a multiparticulate technology for oral administration of small-molecule drugs with applications in controlled-release, taste-masking and bioavailability enhancement. Its Trigger Lock technology is an adaptation of Micropump designed to prevent the misuse of medications subject to abuse, and it also serves to avoid dose dumping in the presence of alcohol. Flamel Technologies’ Medusa nano-particulate technology is designed to deliver therapeutic proteins, peptides and small molecules. Information provided to or filed with the SEC by Flamel Technologies pursuant to the Exchange Act can be located by reference to SEC file number 000-28508.

According to its publicly available documents, Force Protection, Inc. (Force Protection) designs and manufactures ballistic and blast-protected military vehicles using proprietary technology derived from South African vehicle development programs carried out from 1972 through 1994. It incorporated further design developments with information from U.N. and other humanitarian mine clearance operations after 1994 into its vehicles, improving their protection and functionality. At December 31, 2005, Force Protection had more than 325 employees and it occupies three buildings with a combined floor area of more than 240,000 square feet in a secure manufacturing facility in Ladson, South Carolina. Information provided to or filed with the SEC by Force Protection pursuant to the Exchange Act can be located by reference to SEC file number 001-33253.

According to its publicly available documents, JA Solar Holdings Co., Ltd. (JA Solar) is an emerging and fast-growing manufacturer of high-performance solar cells based in China. It uses advanced processing technologies to produce high quality solar cells. JA Solar sells its products to solar module manufacturers who assemble and integrate their solar cells into modules and systems that convert sunlight into electricity. JA Solar currently sells their products to customers primarily in China, and it has sold its products to customers in Germany, Sweden, Spain, South Korea and the United States. JA Solar has recently entered into customer agreements for the supply of its solar cells with a number of new customers, including PowerLight Corporation, a wholly-owned subsidiary of SunPower Corporation, Crown Renewable Energy, LLC, and Canadian Solar Inc. Information provided to or filed with the SEC by JA Solar pursuant to the Exchange Act can be located by reference to SEC file number 001-33290.

According to its publicly available documents, Jones Soda Co. (Jones Soda) develops, produces, markets and distributes “New Age” or “Premium” beverages. It currently produce, market and distribute six beverage brands: Jones Pure Cane Sodatm, a “premium” soda; Jones Organicstm, a ready-to-drink organic tea; Jones Energytm, a citrus energy drink; WhoopAsstm, a citrus energy drink; Jones Naturalstm, a non-carbonated juice & tea; and Jones 24Ctm, an enhanced water beverage. Jones Soda currently sells and distributes its products throughout the United States and Canada through its network of independent distributors and its national retail accounts, as well as through licensing and distribution arrangements. Information provided to or filed with the SEC by Jones Soda pursuant to the Exchange Act can be located by reference to SEC file number 000-22820.

According to its publicly available documents, NutriSystem, Inc. (NutriSystem) is a leading marketer and provider of a weight management system based on a portion-controlled, prepared meal program. Typically, its customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with fresh milk, fruit and vegetables. Most of NutriSystem’s customers order on an auto-delivery basis, (Auto-delivery) in which NutriSystem sends a month’s food supply on an ongoing basis until notified by the customer to stop shipments. NutriSystem’s food is shelf stable at room temperature and will last for up to two years, making it relatively inexpensive to ship and store. Information provided to or filed with the by NutriSystem pursuant to the Exchange Act can be located by reference to SEC file number 000-28551.

According to its publicly available documents, OmniVision Technologies, Inc. (OmniVision) designs, develops and markets high-performance, highly integrated and cost-efficient semiconductor image sensor devices. Its main products, image-sensing devices referred to as CameraChip image sensors, capture images electronically and are used in a number of consumer and commercial mass-market products. CameraChips image sensors use the complementary metal oxide semiconductor (CMOS) fabrication process. CameraChip image sensors are predominantly singlechip CMOS solutions that integrate a number of distinct functions, including image capturing, image processing, color processing and signal conversion and create fully processed images or video streams. The resulting image or video stream can be displayed either on digital equipment, such as a computer, or on analog equipment, such as a television. OmniVision sells their products worldwide directly to original equipment manufacturers which include branded customers and contract manufacturers, and value added resellers, and indirectly through distributors. Information provided to or filed with the SEC by OmniVision pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-29939.

According to its publicly available documents, Overstock.com, Inc. (Overstock) is an online “closeout” retailer offering discount brand name merchandise, including bed-and-bath goods, home décor, kitchenware, watches, jewelry, electronics and computers, sporting goods, apparel, designer accessories and travel services, among other products. It also sell books, magazines, CDs, DVDs, videocassettes and video games (BMMG), and it operates as part of its website an online auction site—a marketplace for the buying and selling of goods and services. Its company, based in Salt Lake City, Utah, was founded in 1997, and it launched its first website through which customers could purchase products in March 1999. Overstock’s websites offer customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock offers approximately 36,000 products under multiple shopping tabs on its main website, plus almost 500,000 media products on its BMMG tab. Information provided to or filed with the SEC by Overstock pursuant to the Exchange Act can be located by reference to SEC file number 000-49799.

According to its publicly available documents, AirTran Holdings, Inc. (AirTran) conducts its operations through its wholly owned subsidiary, AirTran Airways, Inc. (AirTran Airways). AirTran Airways is one of the

largest low cost scheduled airlines in the United States in terms of departures and seats offered. AirTran operates scheduled airline service primarily in short-haul markets principally in the eastern United States, with a majority of its flights originating and terminating at its hub in Atlanta, Georgia. As of February 1, 2007, AirTran operated 87 Boeing 717-200 and 41 Boeing 737-700 aircraft offering approximately 700 scheduled flights per day to 51 locations in United States as well as to Freeport, Grand Bahamas. AirTran Airways operates scheduled airline service primarily in short-haul markets principally in the eastern United States, with a majority of its flights originating and terminating at its hub in Atlanta, Georgia. Information provided to or filed with the SEC by Air-Tran pursuant to the Exchange Act can be located by reference to SEC file number 001-15991.

According to its publicly available documents, Boston Scientific Corporation (Boston Scientific) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Since Boston Scientific was formed in 1979, its advanced the practice of less-invasive medicine by helping physicians and other medical professionals treat a variety of diseases and improve patients’ quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body. Information provided to or filed with the SEC by Boston Scientific pursuant to the Exchange Act can be located by reference to SEC file number 001-11083.

According to its publicly available documents, Focus Media Holding Limited (Focus Media) began operations of its commercial location network in May 2003. In addition, it operated its in-store network since April 2005 and acquired and began to operate its poster frame network from January 2006 under the brand name “Framedia”. In March and April 2006, respectively, Focus Media added a WAP-based mobile phone advertising network and outdoor LED digital billboard advertising network to our business. Information provided to or filed with the SEC by Focus Media pursuant to the Exchange Act can be located by reference to SEC file number 000-51387.

According to its publicly available documents, Frontier Oil Corporation (Frontier) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. Frontier operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day. Both refineries are complex refineries, which means that they can process heavier, less expensive types of crude oil and still produce a high percentage of gasoline, diesel fuel and other high margin refined products. Information provided to or filed with the SEC by Frontier Oil Corporation pursuant to the Exchange Act can be located by reference to SEC file number 001-07627.

According to its publicly available documents, Hansen Natural Corporation (Hansen) develops, markets, sells and distributes “alternative” beverage category natural sodas, fruit juices and juice drinks, energy drinks and energy sports drinks, fruit juice smoothies and “functional drinks,” non-carbonated ready-to-drink iced teas, lemonades, juice cocktails, children’s multi-vitamin juice drinks, Junior Juice® juices and non-carbonated lightly flavored energy waters under the Hansen’s® brand name. Hansen also develops, markets, sells and distributes energy drinks under the following brand names; Monster Energy®, Lost® Energytm, Joker Mad Energytm, Unbound Energy® and Acetm brand names as well as Rumbatm brand energy juice. Hansen also markets, sells and distributes Java Monstertm non-carbonated dairy based coffee drinks and markets, sells and distributes natural sodas, premium natural sodas with supplements, organic natural sodas, seltzer waters, sports drinks and energy drinks under the Blue Sky® brand name and vitamin and mineral drink mixes in powdered form under the Fizzittm brand name. Information provided to or filed with the SEC by Hansen Natural Corporation pursuant to the Exchange Act can be located by reference to SEC file number 000-18761.

According to its publicly available documents, NYSE Euronext was organized on May 22, 2006. As of December 31, 2006 and up until April 4, 2007, NYSE Euronext had no assets (other than the $100.00 it received on June 1, 2006 from the sale of one share of its common stock to NYSE Group) and had not conducted any material activities other than those incident to its formation. However, on April 4, 2007, upon the consummation of the combination, NYSE Euronext became the parent company of NYSE Group and Euronext and each of their respective subsidiaries. NYSE Group operates and regulates two securities exchanges: the NYSE and NYSE Arca, Inc. NYSE Group is a leading provider of securities listing, trading and related information products and services. NYSE Group was formed in connection with the merger of the NYSE and Archipelago, which was completed on

March 7, 2006. Although the trading platforms of the NYSE and NYSE Arca currently operate separately, they are actively integrating some of their activities to achieve revenue and cost synergies. Information provided to or filed with the SEC by NYSE Euronext pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32829.

According to its publicly available documents, Rambus Inc. (Rambus) manufactures and licenses chip interface technologies. Its chip interface technologies are designed to improve the time-to-market and performance of its customers’ semiconductor and system products for computing, communications and consumer electronics applications. Rambus offers its customers two alternatives for using its chip interface technologies in their products. It licenses its portfolio of inventions to semiconductor and system companies, who use these inventions in the development and manufacture of their own products. The licensing agreements may cover the license of part, or all, of its portfolio. Rambus also develops its own and industry-standard chip interface products, which are offered to its customers under license for incorporation into their semiconductor and system products. It sells its chip interfaces and licenses to customers in the Far East, North America and Europe. Information provided to or filed with the SEC by Rambus pursuant to the Exchange Act can be located by reference to SEC file number 000-22339.

According to its publicly available documents, Red Hat, Inc. (Red Hat) is provides open source software solutions to the enterprise, including its core enterprise operating system platform, Red Hat Enterprise Linux, its enterprise middleware platform, JBoss Enterprise Middleware Suite, and other Red Hat enterprise technologies. Red Hat employs an open source software development and licensing model that uses the collaborative input of an international community of contributors to develop and enhance software. Information provided to or filed with the SEC by Red Hat pursuant to the Exchange Act can be located by reference to SEC file number 000-26281.

According to its publicly available documents, ValueClick, Inc. (ValueClick) is a comprehensive global online marketing services company that sells targeted and measurable online advertising campaigns and programs for advertisers and advertising agency customers, generating qualified customer leads, online sales and increased brand recognition on their behalf with large numbers of online consumers. ValueClick’s customers are primarily direct marketers, brand advertisers and the advertising agencies that service these groups. Information provided to or filed with the SEC by ValueClick pursuant to the Exchange Act can be located by reference to SEC file number 000-30135.

According to its publicly available documents, XM Satellite Radio Holdings Inc. (XM) is a satellite radio service company, providing music, news, talk, information, entertainment and sports programming for reception by vehicle, home and portable radios nationwide and over the Internet to over 7.7 million subscribers. XM’s channel lineup includes more than 170 digital channels of choice from coast to coast. XM broadcasts from studios in Washington, DC, New York City, including Jazz at Lincoln Center, and the Country Music Hall of Fame in Nashville. Information provided to or filed with the SEC by XM pursuant to the Exchange Act can be located by reference to SEC file number 000-27441.

According to its publicly available documents, Corning Incorporated (Corning) is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. Corning’s Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (LCDs), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. Corning’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products. Information provided to or filed with the SEC by Corning pursuant to the Exchange Act can be located by reference to SEC file number 001-03247.

According to its publicly available documents, iShares® MSCI® Emerging Markets IndexSM Fund (the Fund) seeks to provide investment results that correspond generally to the price and yield performance of publicly traded securities in emerging markets, as represented by the MSCI® Emerging Markets Indexsm (the Index). However, an

index is a theoretical financial calculation, while a fund is an actual investment portfolio. The performance of a fund and its underlying index may vary somewhat due to transaction costs, foreign currency valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The investment adviser for the Fund is Barclays Global Fund Advisors (BGFA), a wholly-owned subsidiary of Barclays Global Investors, N.A. (BGI). BGFA uses a representative sampling strategy for the Fund, according to which it invests in a representative sample of stocks underlying the Index, which have a similar investment profile as the Index. Stocks selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return on variability, earnings valuation and yield) and liquidity measure similar to those of the Index. Morgan Stanley Capital International Inc. (MSCI) owns the copyright and all other rights to the Index. MSCI has no obligation to continue to publish and may discontinue publication of the Index. The Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets. As of October 31, 2006, the Index comprised 28 emerging market economies, which were Argentina, Bermuda, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Jordan, Luxembourg, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization. Component companies are adjusted for available float and must meet objective criteria for inclusion to the Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI rebalances their indexes quarterly to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. Information provided to or filed with the SEC by Fund pursuant to the Exchange Act can be located by reference to SEC file number 001-15897.

According to its publicly available documents, Peabody Energy Corporation (Peabody) is the largest private-sector coal company in the world. During the year ended December 31, 2006, Peabody sold 247.6 million tons of coal to over 400 electricity generating and industrial plants in 20 countries. Peabody’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2006, Peabody had 10.2 billion tons of proven and probable coal reserves. Peabody owns majority interests in 40 coal operations located throughout all major U.S. coal producing regions and in Australia and a minority interest in one Venezuelan mine through a joint venture arrangement. Information provided to or filed with the SEC by Peabody pursuant to the Exchange Act can be located by reference to SEC file number 001-16463.

According to its publicly available documents, Western Refining, Inc. (Western Refining) is an independent crude oil refiner and marketer of refined products based in El Paso, Texas and operates primarily in the Southwest region of the United States, including Arizona, New Mexico and West Texas. Western Refining’s refinery complex is located in El Paso and has a crude oil refining capacity of 124,000 barrels per day, or bpd, which was expanded during 2006 from 108,000 bpd. Over 90% of all products produced at Western Refining’s refinery consist of light transportation fuels, including gasoline, diesel and jet fuel. Information provided to or filed with the SEC by Western Refining pursuant to the Exchange Act can be located by reference to SEC file number 001-32721.

In addition, information regarding the issuer of the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the applicable Initial Reference Level, Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about Reference Issuers after the date of this terms supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in any of the Reference Shares.

Historical Performance

The Reference Shares are traded on the Relevant Exchange. The following tables set forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003, except for JA Solar Holdings Co., Ltd., whose ADS’s began trading on NASDAQ on February 8, 2007, Focus Media Holding Limited, whose ADS’s began trading on the NYSE on July 13, 2005, NYSE Euronext, whose shares began trading on the NYSE on March 8, 2006, and Western Refining, Inc., whose shares began trading on the NYSE on January 19, 2006. For each of these Reference Shares, historical price information is provided from the date of first trading on the Relevant Exchange. We obtained the information in the table below from Bloomberg without independent verification.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown below is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the applicable notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of each of the Reference Shares over the life of the notes may bear little relation to the historical levels shown below.

Flamel Technologies S.A.

Period	High	Low	Period End

2004
First Quarter	$31.730	$23.260	$25.900
Second Quarter	30.780	23.270	24.630
Third Quarter	25.510	14.670	14.670
Fourth Quarter	21.460	14.860	19.490
2005
First Quarter	$19.650	$12.820	$12.940
Second Quarter	21.370	12.250	18.105
Third Quarter	20.450	14.900	18.700
Fourth Quarter	19.770	17.220	18.880
2006
First Quarter	$24.400	$18.500	$21.160
Second Quarter	21.370	17.370	18.470
Third Quarter	18.750	16.700	18.750
Fourth Quarter	34.880	18.370	29.950
2007
First Quarter	$36.970	$25.600	$25.600
Second Quarter (through June 28, 2007)	29.870	21.050	21.210

Force Protection, Inc.

Period	High	Low	Period End

2004
First Quarter	$7.080	$0.840	$3.180
Second Quarter	4.080	1.800	2.220
Third Quarter	2.640	1.680	2.220
Fourth Quarter	3.972	1.800	3.336
2005
First Quarter	$3.300	$1.800	$1.840
Second Quarter	2.250	1.380	1.540
Third Quarter	1.780	1.290	1.300
Fourth Quarter	1.360	0.730	0.780
2006
First Quarter	$2.210	$0.720	$1.930
Second Quarter	6.400	1.890	6.400
Third Quarter	9.260	5.440	8.370
Fourth Quarter	17.800	6.800	17.410
2007
First Quarter	$22.940	$14.810	$18.760
Second Quarter (through June 28, 2007)	30.270	18.800	21.690

JA Solar Holdings Co., Ltd.

Period	High	Low	Period End

2007
First Quarter (beginning February 8, 2007)	$20.460	$15.000	$18.090
Second Quarter (through June 28, 2007)	34.400	18.800	34.400

Jones Soda Co.

Period	High	Low	Period End

2004
First Quarter	$2.970	$2.080	$2.770
Second Quarter	3.200	2.100	3.050
Third Quarter	4.100	3.000	4.020
Fourth Quarter	4.260	3.150	3.450
2005
First Quarter	$5.600	$3.450	$5.600
Second Quarter	7.830	5.500	6.000
Third Quarter	6.080	4.250	5.500
Fourth Quarter	5.520	4.880	5.400
2006
First Quarter	$8.440	$5.280	$8.250
Second Quarter	10.940	7.410	9.000
Third Quarter	9.450	7.570	8.950
Fourth Quarter	12.840	8.520	12.300
2007
First Quarter	$22.200	$11.670	$20.220
Second Quarter (through June 28, 2007)	31.540	13.830	14.090

NutriSystem, Inc.

Period	High	Low	Period End
2004
First Quarter	$3.970	$1.700	$3.930
Second Quarter	3.950	1.700	1.720
Third Quarter	1.980	1.200	1.420
Fourth Quarter	3.050	1.500	2.850
2005
First Quarter	$6.520	$2.950	$6.300
Second Quarter	14.760	6.200	14.760
Third Quarter	25.020	14.710	25.020
Fourth Quarter	43.590	26.810	36.020
2006
First Quarter	$49.530	$36.360	$47.520
Second Quarter	74.860	44.530	62.130
Third Quarter	67.800	45.580	62.290
Fourth Quarter	75.420	59.150	63.390
2007
First Quarter	$68.120	$41.540	$52.410
Second Quarter (through June 28, 2007)	69.310	53.200	66.950

OmniVision Technologies, Inc.

Period	High	Low	Period End

2004
First Quarter	$31.070	$22.695	$27.310
Second Quarter	29.010	14.880	15.950
Third Quarter	15.190	9.020	14.150
Fourth Quarter	19.730	13.970	18.350
2005
First Quarter	$20.360	$15.150	$15.150
Second Quarter	16.290	13.360	13.590
Third Quarter	14.950	12.060	12.620
Fourth Quarter	21.560	11.810	19.960
2006
First Quarter	$30.710	$21.110	$30.200
Second Quarter	33.900	20.230	21.120
Third Quarter	21.220	13.880	14.270
Fourth Quarter	18.420	13.620	13.650
2007
First Quarter	$13.830	$11.270	$12.960
Second Quarter (through June 28, 2007)	17.860	12.470	17.860

Overstock.com, Inc.

Period	High	Low	Period End

2004
First Quarter	$34.840	$16.317	$30.880
Second Quarter	40.230	30.650	39.110
Third Quarter	38.270	27.880	36.730
Fourth Quarter	76.050	38.430	69.000
2005
First Quarter	$65.940	$41.750	$42.990
Second Quarter	45.305	34.150	35.600
Third Quarter	46.870	36.440	38.350
Fourth Quarter	41.590	28.150	28.150
2006
First Quarter	$32.460	$22.180	$29.820
Second Quarter	29.310	19.590	21.260
Third Quarter	21.990	16.220	17.530
Fourth Quarter	18.620	13.430	15.800
2007
First Quarter	$19.060	$14.430	$16.600
Second Quarter (through June 28, 2007)	19.340	16.090	18.590

AirTran Holdings, Inc.

Period	High	Low	Period End

2004
First Quarter	$13.770	$10.500	$11.880
Second Quarter	15.170	11.440	14.140
Third Quarter	14.220	9.670	9.960
Fourth Quarter	13.130	9.750	10.700
2005
First Quarter	$10.660	$7.500	$9.050
Second Quarter	10.440	8.030	9.230
Third Quarter	12.660	8.990	12.660
Fourth Quarter	16.420	12.920	16.030
2006
First Quarter	$18.410	$13.790	$18.110
Second Quarter	18.070	11.640	14.860
Third Quarter	14.950	9.390	9.920
Fourth Quarter	13.340	9.630	11.740
2007
First Quarter	$12.880	$9.870	$10.270
Second Quarter (through June 28, 2007)	12.470	10.400	10.900

Boston Scientific Corporation

Period	High	Low	Period End

2004
First Quarter	$44.120	$35.860	$42.380
Second Quarter	45.810	37.320	42.800
Third Quarter	42.700	32.120	39.730
Fourth Quarter	39.460	33.360	35.550
2005
First Quarter	$35.190	$28.670	$29.290
Second Quarter	30.800	27.000	27.000
Third Quarter	28.950	23.050	23.370
Fourth Quarter	27.330	22.950	24.490
2006
First Quarter	$26.480	$20.900	$23.050
Second Quarter	23.300	16.650	16.840
Third Quarter	17.750	14.770	14.790
Fourth Quarter	17.180	14.650	17.180
2007
First Quarter	$18.590	$14.220	$14.540
Second Quarter (through June 28, 2007)	16.670	14.590	15.500

Focus Media Holding Limited

Period	High	Low	Period End

2005
Third Quarter (beginning July 13, 2005)	$13.370	$8.500	$13.370
Fourth Quarter	17.250	11.425	16.885
2006
First Quarter	$29.010	$17.510	$29.010
Second Quarter	34.590	25.780	32.580
Third Quarter	33.522	27.630	28.960
Fourth Quarter	36.095	26.445	33.195
2007
First Quarter	$43.040	$34.430	$39.230
Second Quarter (through June 28, 2007)	47.540	35.690	47.540

Frontier Oil Corporation

Period	High	Low	Period End

2004
First Quarter	$4.930	$4.038	$4.845
Second Quarter	5.298	4.378	5.298
Third Quarter	5.903	4.625	5.903
Fourth Quarter	6.665	5.695	6.665
2005
First Quarter	$9.065	$6.128	$9.065
Second Quarter	14.675	9.715	14.675
Third Quarter	22.255	13.780	22.175
Fourth Quarter	22.785	15.980	18.765
2006
First Quarter	$30.430	$19.810	$29.675
Second Quarter	32.950	23.855	32.400
Third Quarter	36.750	24.820	26.580
Fourth Quarter	32.490	24.890	28.740
2007
First Quarter	$33.350	$25.650	$32.640
Second Quarter (through June 28, 2007)	45.540	32.480	44.430

Hansen Natural Corporation

Period	High	Low	Period End

2004
First Quarter	$1.804	$0.990	$1.749
Second Quarter	3.406	1.689	3.166
Third Quarter	3.560	2.268	3.015
Fourth Quarter	4.551	2.886	4.551
2005
First Quarter	$7.494	$4.189	$7.494
Second Quarter	10.768	6.658	10.590
Third Quarter	13.425	10.123	11.770
Fourth Quarter	21.678	10.495	19.703
2006
First Quarter	$31.513	$20.148	$31.513
Second Quarter	50.265	30.753	47.593
Third Quarter	51.338	26.650	32.480
Fourth Quarter	34.610	24.880	33.680
2007
First Quarter	$41.910	$32.950	$37.880
Second Quarter (through June 28, 2007)	46.220	37.000	43.450

NYSE Euronext

Period	High	Low	Period End

2006
First Quarter (beginning March 8, 2006)	$87.530	$67.000	$79.250
Second Quarter	78.250	49.980	68.480
Third Quarter	74.750	56.350	74.750
Fourth Quarter	108.960	72.970	97.200
2007
First Quarter	$108.210	$80.590	$93.750
Second Quarter (through June 28, 2007)	101.000	72.820	74.770

Rambus Inc.

Period	High	Low	Period End
2004
First Quarter	$35.200	$24.350	$28.020
Second Quarter	29.440	15.700	17.730
Third Quarter	17.860	12.690	15.690
Fourth Quarter	27.500	15.150	23.000
2005
First Quarter	$22.880	$13.120	$15.070
Second Quarter	15.670	13.330	13.380
Third Quarter	14.640	10.290	12.100
Fourth Quarter	17.730	10.820	16.190
2006
First Quarter	$39.810	$18.200	$39.340
Second Quarter	46.800	20.550	22.810
Third Quarter	24.330	10.260	17.440
Fourth Quarter	23.100	15.990	18.930
2007
First Quarter	$23.500	$17.390	$21.250
Second Quarter (through June 28, 2007)	21.800	17.780	17.970

Red Hat, Inc.

Period	High	Low	Period End

2004
First Quarter	$23.930	$16.920	$23.050
Second Quarter	28.730	20.100	22.970
Third Quarter	22.740	12.230	12.230
Fourth Quarter	16.030	11.330	13.350
2005
First Quarter	$13.060	$10.460	$10.910
Second Quarter	13.390	10.550	13.100
Third Quarter	21.440	13.830	21.190
Fourth Quarter	28.220	19.870	27.260
2006
First Quarter	$30.820	$25.050	$27.980
Second Quarter	32.270	23.400	23.400
Third Quarter	26.320	20.210	21.080
Fourth Quarter	23.000	14.830	23.000
2007
First Quarter	$24.580	$20.960	$22.930
Second Quarter (through June 28, 2007)	24.570	20.590	22.370

ValueClick, Inc.

Period	High	Low	Period End

2004
First Quarter	$11.940	$9.240	$10.800
Second Quarter	12.480	9.470	11.980
Third Quarter	11.940	6.480	9.440
Fourth Quarter	13.930	9.020	13.330
2005
First Quarter	$13.640	$10.540	$10.610
Second Quarter	12.330	9.520	12.330
Third Quarter	17.430	12.190	17.090
Fourth Quarter	20.240	15.520	18.110
2006
First Quarter	$20.640	$15.700	$16.920
Second Quarter	18.350	13.670	15.350
Third Quarter	18.540	13.330	18.540
Fourth Quarter	25.060	17.650	23.630
2007
First Quarter	$29.130	$22.780	$26.130
Second Quarter (through June 28, 2007)	35.000	26.150	29.010

XM Satellite Radio Holdings Inc.

Period	High	Low	Period End

2004
First Quarter	$28.970	$21.450	$27.930
Second Quarter	29.860	21.619	27.290
Third Quarter	31.020	23.830	31.020
Fourth Quarter	40.450	28.170	37.620
2005
First Quarter	$36.200	$28.040	$31.630
Second Quarter	34.200	26.530	33.660
Third Quarter	36.930	32.800	35.910
Fourth Quarter	36.410	27.280	27.280
2006
First Quarter	$29.940	$20.170	$22.270
Second Quarter	23.940	13.230	14.650
Third Quarter	14.930	10.360	12.900
Fourth Quarter	15.900	10.160	14.450
2007
First Quarter	$17.140	$12.920	$12.920
Second Quarter (through June 28, 2007)	12.600	10.480	11.560

Corning Incorporated

Period	High	Low	Period End

2004
First Quarter	$13.780	$10.270	$11.180
Second Quarter	13.060	10.200	13.060
Third Quarter	12.690	9.550	11.080
Fourth Quarter	12.850	10.210	11.770
2005
First Quarter	$12.230	$10.740	$11.130
Second Quarter	16.840	11.100	16.620
Third Quarter	21.740	16.500	19.330
Fourth Quarter	21.390	17.540	19.660
2006
First Quarter	$27.980	$20.050	$26.920
Second Quarter	29.090	20.880	24.190
Third Quarter	24.730	17.820	24.410
Fourth Quarter	25.200	18.710	18.710
2007
First Quarter	$23.120	$18.460	$22.740
Second Quarter (through June 28, 2007)	26.340	22.720	25.700

iShares® MSCI® Emerging Markets Indexsm Fund

Period	High	Low	Period End

2004
First Quarter	$59.507	$55.150	$58.500
Second Quarter	60.613	47.653	53.877
Third Quarter	57.500	50.890	57.500
Fourth Quarter	67.283	56.700	67.283
2005
First Quarter	$73.950	$63.633	$67.600
Second Quarter	73.110	65.100	71.600
Third Quarter	85.020	71.830	84.880
Fourth Quarter	89.500	75.150	88.250
2006
First Quarter	$100.780	$91.550	$99.000
Second Quarter	111.100	81.950	93.900
Third Quarter	99.300	87.600	96.770
Fourth Quarter	114.600	95.300	114.170
2007
First Quarter	$118.630	$105.290	$116.500
Second Quarter (through June 28, 2007)	133.200	117.450	131.170

We have entered into a non-exclusive license agreement with BGI pursuant to which BGI has licensed us, solely in connection with the notes, the right to use the iShares® mark in connection with the iShares® MSCI® Emerging Markets Indexsm Fund.

The license agreement between us and BGI requires that the following language be stated in this terms supplement:

iShares® is a registered mark of Barclays Global Investors, N.A. BGI has licensed certain trademarks and trade names of BGI to Eksportfinans ASA. The notes are not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

Peabody Energy Corporation

Period	High	Low	Period End

2004
First Quarter	$12.190	$9.155	$11.628
Second Quarter	13.998	10.813	13.998
Third Quarter	15.015	12.808	14.875
Fourth Quarter	21.003	14.265	20.228
2005
First Quarter	$24.945	$18.530	$23.180
Second Quarter	27.885	19.680	26.020
Third Quarter	42.175	26.595	42.175
Fourth Quarter	43.060	36.100	41.210
2006
First Quarter	$51.885	$42.100	$50.410
Second Quarter	73.640	47.870	55.750
Third Quarter	57.720	34.900	36.780
Fourth Quarter	48.100	35.250	40.410
2007
First Quarter	$44.440	$36.500	$40.240
Second Quarter (through June 28, 2007)	55.240	40.740	48.160

Western Refining, Inc.

Period	High	Low	Period End

2006
First Quarter (beginning January 19, 2006)	$21.710	$14.550	$21.620
Second Quarter	22.610	16.390	21.580
Third Quarter	26.900	19.940	23.240
Fourth Quarter	28.890	21.500	25.460
2007
First Quarter	$39.310	$24.010	$39.020
Second Quarter (through June 28, 2007)	56.510	34.970	56.510

Supplemental information regarding taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 1) are set forth in the table below.

	Deposit	Put Premium

Notes linked to Flamel Technologies S.A.	5.36%	21.89%
Notes linked to Force Protection, Inc.	5.36%	34.74%
Notes linked to JA Solar Holdings Co., Ltd.	5.36%	17.04%
Notes linked to Jones Soda Co.	5.36%	14.89%
Notes linked to NutriSystem, Inc.	5.36%	11.99%
Notes linked to OmniVision Technologies, Inc.	5.36%	19.89%
Notes linked to Overstock.com, Inc.	5.36%	17.94%
Notes linked to AirTran Holdings, Inc.	5.39%	9.36%
Notes linked to Boston Scientific Corporation	5.39%	6.31%
Notes linked to Focus Media Holding Limited	5.39%	7.66%
Notes linked to Frontier Oil Corporation	5.39%	8.61%
Notes linked to Hansen Natural Corporation	5.39%	9.06%
Notes linked to NYSE Euronext	5.39%	7.26%
Notes linked to Rambus Inc.	5.39%	11.91%
Notes linked to Red Hat, Inc.	5.39%	9.96%
Notes linked to ValueClick, Inc.	5.39%	13.61%
Notes linked to XM Satellite Radio Holdings Inc.	5.39%	12.86%
Notes linked to Corning Incorporated	5.43%	5.22%
Notes linked to iShares® MSCI® Emerging Markets Indexsm Fund	5.43%	5.67%
Notes linked to Peabody Energy Corporation	5.43%	5.67%
Notes linked to Western Refining, Inc.	5.43%	7.72%

Please refer to “Taxation in the United States” beginning on PS-16 of the accompanying product supplement no. 1.

Supplemental plan of distribution

The notes will be purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to terms agreements between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with each issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.